EXHIBIT 99

PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798 NASDAQ Global Market "ABNJ"		For Immediate Release December 4, 2006

AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
OPENING OF FULL SERVICE BRANCH IN VERONA NEW JERSEY

Bloomfield, New Jersey - December 4, 2006 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) ("American") announced the grand opening of American Bank of New Jersey's newest full service branch located at 725 Bloomfield Avenue in Verona, New Jersey. The event was held on Saturday, December 2, 2006 and represents the third full service branch office for the Bank all of which are located in Essex County, New Jersey.

As of September 30, 2006, the Company had consolidated total assets of $514.3 million and stockholders' equity of $124.9 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices located in Verona and Cedar Grove, New Jersey.

The foregoing material contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.